Exhibit 10.7

RESTRICTED STOCK UNIT AWARD AGREEMENT

PING IDENTITY CORP. OMNIBUS INCENTIVE PLAN

* * * * *

Participant:

Grant Date:

Number of Restricted Stock Units Granted:

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THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Ping Identity Corp., a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Ping Identity Corp. Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the restricted stock units (“RSUs”) provided herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.                                      Incorporation by Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and conditions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the award provided hereunder), all of which terms and conditions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement will have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between this Agreement and the Plan, the Plan will control. The authority to manage and control the operation and administration of this Agreement and the Plan is vested in the Committee. The Committee has all powers under this Agreement that it has under the Plan. Any interpretation of this Agreement or the Plan by the Committee and any decision made by the Committee related to the Agreement or the Plan will be final and binding on all Persons.

2.                                      Grant of Restricted Stock Units. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of RSUs specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments will be made for dividends in cash or other property, distributions, or other rights in respect of the Shares underlying the RSUs, except as otherwise specifically provided for in the Plan or this Agreement.

3.                                      Earning Schedule.

(a)                                 Subject to Sections 3(b) and 3(c), the RSUs subject to this Agreement will become earned and payable as follows, provided that the Participant has not incurred a Separation from Service prior to each such payment date:

Payment Date	Number of RSUs
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]

(b)                                 Committee Discretion to Accelerate Earning. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated earning of the RSUs at any time and for any reason.

(c)                                  Forfeiture. Subject to the Committee’s discretion to accelerate earning hereunder, all unearned RSUs will be immediately forfeited upon (i) the Participant’s Separation from Service for any reason, (ii) the Participant’s material breach of this Agreement, or (iii) the Participant’s failure to meet the tax withholding obligations of Section 8.

4.                                      Delivery of Shares.

(a)                                 General. Subject to Sections 4(b) and 4(c), within thirty days following the earning of the RSUs, the Participant will receive the number of Shares that correspond to the number of RSUs that have become earned on the applicable payment date[; provided that the Participant will be obligated to pay to the Company the aggregate par value of the Shares to be issued within ten days following the issuance of such Shares unless such Shares have been issued by the Company from the Company’s treasury]. Any issuance of Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.

(b)                                 Blackout Periods. If the Participant is subject to any Company “blackout” policy or other trading restriction imposed by the Company on the date such distribution would otherwise be made pursuant to Section 4(a), such distribution will be instead made on the earlier of (i) the date that the Participant is not subject to any such policy or restriction and (ii) the later of (A) the end of the calendar year in which such distribution would otherwise have been made and (B) a date that is immediately prior to the expiration of two and one-half months following the date such distribution would otherwise have been made hereunder.

(c)                                  [Deferrals. If permitted by the Company, the Participant may elect, subject to the terms and conditions of the Plan and any other applicable written plan or procedure adopted by the Company from time to time for purposes of such election, to defer the distribution of all or any portion of the Shares that would otherwise be distributed to the Participant hereunder (the “Deferred Shares”), consistent with the requirements of Section

409A of the Code. Upon the earning of RSUs that have been so deferred, the applicable number of Deferred Shares will be credited to a bookkeeping account established on the Participant’s behalf (the “Account”). Subject to Section 5, the number of Shares equal to the number of Deferred Shares credited to the Participant’s Account will be distributed to the Participant in accordance with the terms and conditions of the Plan and the other applicable written plans or procedures of the Company, consistent with the requirements of Section 409A.]

5.                                      Dividends; Rights as Stockholder. Cash dividends on Shares issuable hereunder will be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant, provided that such cash dividends will not be deemed to be reinvested in Shares and will be held uninvested and without interest and paid in cash at the same time that the Shares underlying the RSUs are delivered to the Participant. Stock dividends on Shares will be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant, provided that such stock dividends will be paid in Shares at the same time that the Shares underlying the RSUs are delivered to the Participant. Except as otherwise provided herein, the Participant will have no rights as a Stockholder with respect to any Shares covered by any RSU unless and until the Participant has become the holder of record of such Shares.

6.                                      Non-Transferability. No portion of the RSUs may be Transferred by the Participant, other than to the Company as a result of forfeiture of the RSUs as provided herein, unless and until payment is made in respect of earned RSUs and the Participant has become the holder of record of the Shares issuable hereunder. Any attempt to Transfer the RSUs contrary to the terms and conditions of this Agreement or the Plan will be null and void and without legal force or effect.

7.                                      Governing Law. All questions concerning the construction, validity, and interpretation of this Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

8.                                      Withholding of Tax. Regardless of any action the Company may take that is related to any or all income tax, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items owed by the Participant is and will remain the Participant’s responsibility. The Company (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items under the award and (b) does not commit to structure the terms or conditions of the award to reduce or eliminate the Participant’s liability for Tax-Related Items. The Participant will be required to meet any applicable tax withholding obligation in accordance with Section 14.5 of the Plan (or any successor provision). If the Participant fails to do so, the Company may refuse to issue or may reduce the number of any Shares otherwise required to be issued pursuant to this Agreement. The Participant acknowledges that the Participant is relying solely on the Participant’s own advisors regarding the tax consequences of the RSUs.

9.                                      Legend. The Company may at any time place legends referencing any applicable federal, state, or foreign securities law restrictions on all certificates representing Shares issued pursuant to this Agreement. The Participant must, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to this Agreement in the possession of the Participant in order to effect this Section 9.

10.                               Securities Representations. This Agreement is being entered into by the Company in reliance upon the following express representations and warranties of the Participant. The Participant hereby acknowledges, represents, and warrants that:

(a)                                 The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 10.

(b)                                 If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Shares issuable hereunder must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such Shares and the Company is under no obligation to register such Shares (or to file a “re-offer prospectus”).

(c)                                  If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Common Stock of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the Shares issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

11.                               Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee will have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company will give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

12.                               Notices. Any notice hereunder by the Participant must be given to the Company in writing and such notice will be deemed duly given only upon receipt thereof by the Chief Financial Officer of the Company. Any notice hereunder by the Company must be given to the Participant in writing and such notice will be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

13.                               No Right to Employment. Any questions as to whether and when there has been a Separation from Service and the cause of such Separation from Service will be determined in the sole discretion of the Committee. Nothing in this Agreement will interfere with or limit in any way the right of the Company, its Subsidiaries, or its Affiliates to terminate the Participant’s employment or service at any time, for any reason, and with or without Cause.

14.                               Transfer of Personal Data. The Participant authorizes, agrees, and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the RSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

15.                               Compliance with Laws. The grant of RSUs and the issuance of Shares hereunder will be subject to, and must comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules, and regulations (including, without limitation, the Securities Act, the Exchange Act, and in each case any respective rules and regulations promulgated thereunder) and any other law, rule, regulation, or exchange requirement applicable thereto. The Company will not be obligated to issue the RSUs or any Shares pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the settlement of the RSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

16.                               Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the RSUs are intended to be exempt from (or in the alternative to comply with) the applicable requirements of Section 409A and will be limited, construed, and interpreted in accordance with such intent. For purposes of Section 409A, each installment payment under this Agreement or the Plan, or otherwise payable to the Participant, will be treated as a separate payment. This section will not be construed as a guarantee of any particular tax effect for the Participant’s benefits under this Agreement and the Company does not guarantee that any such benefits will satisfy the provisions of Section 409A or any other provision of the Code. Notwithstanding anything else in this Agreement, to the extent required to avoid accelerated taxation or tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided under this Agreement during the six-month period immediately following the Participant’s Separation from Service will instead be paid on the first payroll date after the six-month anniversary of the Participant’s Separation from Service (or death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee will have any obligation to take any action to prevent the assessment of any additional tax or penalty on the Participant under Section 409A and neither the Company nor the Committee will have any liability to the Participant for such tax or penalty.

17.                               Binding Agreement; Assignment. This Agreement will inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant may not assign (except in accordance with Section 6) any part of this Agreement without the prior express written consent of the Company.

18.                               Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be a part of this Agreement.

19.                               Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same instrument.

20.                               Further Assurances. Each party hereto must do and perform (or cause to be done and performed) all such further acts and must execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

21.                               Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction will not affect the validity, legality, or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality, or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder will be enforceable to the fullest extent permitted by law.

22.                               Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of RSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the RSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and will not be considered as part of such salary in the event of severance, redundancy, or resignation.

23.                               Acceptance. The Participant will forfeit the RSUs if the Participant does not execute this Agreement within a period of sixty days from the date that the Participant receives this Agreement (or such other period as the Committee provides).

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date.

PING IDENTITY CORP.

By:
Name:
Title:

PARTICIPANT

Name: